SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2005

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6906

Commission File Number: 000-33065

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We wish to announce that we have been notified by Ashworth Explorations Ltd. (“Ashex”), the work operator, that the first phase of a two phase work program on the Lucky Boy property  will commence in the next 10-14 days.  Work will consist of grid establishment, geochemical and radiometric surveys, along with geological mapping and sampling. Drill targets will be determined by Dr. J.H. Montgomery, the Qualified Person overseeing the project. Fred Brost P.Eng. of Mining and Environmental Consultants Inc., Phoenix, AZ., will initiate the application process concurrent with this work and in anticipation of an early fall drill-program.

We hold under an option agreement the right to acquire 100% interest in the Lucky Boy Uranium Project in Arizona, subject to Rodinia Minerals Inc.’s option to acquire as much as 40% interest subject to certain terms and conditions.  Uranium has been mined from the Lucky Boy Project in the past. The Lucky Boy Project is one of the first producing uranium mines in the state of Arizona.

We have retained Ashex to run the work program.  Ashex has been in business for over 25 years as a mineral exploration contractor.

Fueling nuclear power plants to generate electricity is the most significant commercial use for uranium. Currently, uranium provides 16% of the world’s electricity via 440 nuclear reactors operating in 31 countries. Annual uranium demand is 66,000 tonnes, with mining fulfilling only 55% of that need.  An additional 30% comes from stockpiles, which are not being replenished due to current production shortfalls, and the remaining 15% is salvaged from recycled weapons, a non-renewable resource.

Uranium demand is expected to increase in the coming years as new  reactors are built and brought online in developing nations such as China,  which plans to build 27 nuclear plants, India with a planned 31 new reactors,  and Russia with intentions for an additional 25 reactors. With a current worldwide production shortfall of more than 300 million pounds, demand for uranium is expected to be 11% higher than supply over the next decade.

Conrad Clemiss, our president stated, “The Lucky Boy Project is progressing as expected.  We are continuing to establish a plan of operation with the anticipation of a drilling program to occur early in the fall.  We are anticipating an update on our gold projects within the next month as well.  Management has also mandated a better corporate communications program as the company is currently active on multiple projects.”

To receive timely updates and information on any future developments as they occur please email us at info@goldenpatriotcorp.com.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Conrad Clemiss

__________________________________

Conrad Clemiss

President & Director

Date:         June 13, 2005